                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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-------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                          [ANIXTER INTERNATIONAL LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held in the 19th floor conference room at Two North Riverside Plaza, Chicago, Illinois on Thursday, May 8, 1997, at 10:00 a.m., for the purpose of:

     (1) electing 11 Directors; and

     (2) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 20, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended January 3, 1997 is being mailed to all registered holders. Additional copies of the Annual Report may be obtained without charge by writing to the Secretary of Anixter International Inc., Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James E. Knox

                                          James E. Knox, Secretary

Chicago, Illinois
April 1, 1997

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                             TO BE HELD MAY 8, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at Two North Riverside Plaza, Suite 1900, Chicago, Illinois 60606 (telephone 312-902-1515). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 1, 1996. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 8, 1997, at 10:00 a.m., in the 19th floor conference room at Two North Riverside Plaza, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $2,500 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 20, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 20, 1997, 47,485,322 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by plurality of the votes. As a result, shares represented at the meeting and entitled to vote for Directors, but which abstain from voting or withhold votes, will not affect the election of directors.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors, unless the Board acts to reduce the size of the Board of Directors in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Board at eleven.

     The following table sets forth the name and age as of March 20, 1997 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years and any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 56...........  Director of the Company since 1995; Deputy Chairman since
                                 1994 and Chief Executive Officer since 1987 of The Boots
                                   Company, a diversified company engaged in manufacturing,
                                   retailing and real estate; Chairman of the Prime
                                   Minister's Advisory Panel on the Citizen's Charter.
Rod F. Dammeyer, 56............  Director and President since 1985, and Chief Executive
                                 Officer since 1993 of the Company; Managing Director of EGI
                                   Corporate Investments, a diversified management and
                                   investment business, since 1996; Director of Sealy
                                   Corporation, ANTEC Corporation, IMC Global Inc., Falcon
                                   Building Products, Inc., Capsure Holdings Corp., Jacor
                                   Communications, Inc., Revco D.S., Inc., Teletech Holdings
                                   Inc. and Lukens, Inc.; and Trustee of Van Kampen American
                                   Capital closed-end mutual funds and series trusts.
Robert E. Fowler, Jr., 61......  Director of the Company since 1995; President and director of IMC Global Inc., a producer of crop nutrients and animal feed ingredients, since 1996; Director and President from
                                   1993 to 1996 and Chief Executive Officer from 1995 to 1996 of The Vigoro Corporation, a manufacturer and distributor
                                   of potash, nitrogen-based fertilizer and related products;
                                   Chief Executive Officer from 1991 to 1993 of BCC
                                   Industrial Services, Inc., an operational consulting
                                   company; Director of Allistra Corporation.
Robert W. Grubbs Jr., 40.......  President and Chief Executive Officer of Anixter Inc., a
                                 subsidiary of the Company, since 1994; President Anixter
                                   U.S.A. from 1993 to 1994; Executive Vice President, Sales
                                   and Marketing of Anixter from 1992 to 1993; Senior Vice
                                   President Southeastern Group of Anixter from 1989 to 1992.
F. Philip Handy, 52............  Director of the Company since 1986; Partner of Winter Park
                                 Capital Company, a private investment firm, since 1980;
                                   Director of Chart House Enterprises Inc., Banca Quadrum,
                                   S.A., and Jacor Communications, Inc.
Melvyn N. Klein, 55............  Director of the Company since 1985; Owner and President of
                                 JAKK Holding Corporation, which is a General Partner of the investment partnership GKH Partners, L.P., since 1987;
                                   Attorney and counselor-at-law since 1968; A founder and
                                   principal of Questor Partners Fund, L.P. since 1995;
                                   Director of Santa Fe Energy Resources, Inc., and Bayou
                                   Steel Corporation.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
John R. Petty, 66..............  Director of the Company since 1988; Chairman of Nippon
                                   Credit Trust Company, a bank, since 1990; Chairman of
                                   Federal National Payables, Inc., a factoring company,
                                   since 1992; Private investor since 1988; Chairman and
                                   Chief Executive Officer of Marine Midland Banks, Inc. from
                                   1983 to 1988; Director of ANTEC Corporation.
Sheli Z. Rosenberg, 55.........  Director of the Company since 1990; Principal of the law firm Rosenberg & Liebentritt, P.C.; President and Chief
                                   Executive Officer since 1994 of Equity Group Investments,
                                   Inc. and its subsidiary Equity Financial and Management
                                   Company, both real estate investment firms, and executive
                                   officer and director for more than the past five years of
                                   these companies; Director of Manufactured Home
                                   Communities, Inc., Capsure Holdings Corp., Sealy
                                   Corporation, Falcon Building Products, Inc., American
                                   Classic Voyages Co., Revco D.S., Inc., Jacor
                                   Communications, Inc. and Quality Food Centers, Inc.;
                                   Trustee of Equity Residential Properties Trust; Vice
                                   President of First Capital Benefit Administrators, Inc.
                                   which was liquidated under the federal bankruptcy laws in
                                   1995.
Stuart M. Sloan, 53............  Director of the Company since 1994; Chairman of the board of directors since 1986 and Chief Executive Officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket
                                   chain; Chief Executive Officer from 1987 to 1991 and
                                   Chairman from 1990 to 1992 of Egghead, Inc., a personal
                                   computer software reseller; A Principal since 1984 of
                                   Sloan Capital Companies, a private investment company;
                                   Director of Teletech Holdings, Inc.
Thomas C. Theobald, 60.........  Director of the Company since 1995; Managing Director of
                                   William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Trustee of Mutual Life
                                   Insurance Company of New York; Director of Enron Global
                                   Power and Pipelines, L.L.C., Peregrine Asia Growth Fund
                                   and Xerox Corporation.
Samuel Zell, 55................  Director since 1984, Chairman of the Board of Directors since 1985, and Chief Executive Officer from 1985 to 1993 of the Company; President from 1990 to 1994 of Great American
                                   Management and Investment, Inc., a diversified
                                   manufacturing company, and Equity Group Investments, Inc.
                                   and its subsidiary Equity Financial and Management
                                   Company, both real estate investment firms; Chairman of
                                   the Board and Chief Executive Officer since 1987 of
                                   Capsure Holdings Corp.; Chairman of the Board of Directors
                                   since 1995 and Chief Executive Officer from 1995 to 1996
                                   of Manufactured Home Communities, Inc.; Chairman or
                                   Co-Chairman of the Board of Directors of Revco D.S., Inc.
                                   and American Classic Voyages Co.; Director of Sealy
                                   Corporation, Chart House Enterprises, Inc., Teletech
                                   Holdings, Inc. and Quality Food Centers, Inc.; Chairman of
                                   The Trustees of Equity Residential Properties Trust.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee, currently consisting of Messrs. Petty (Chairman), Handy and Theobald, provides general review of the Company's accounting and auditing procedures, meets with the Company's independent auditors to review their recommendations and reviews related party transactions. The Audit Committee held three meetings in 1996.

     The Compensation Committee, currently consisting of Messrs. Fowler (Chairman) and Sloan, Lord Blyth and Mrs. Rosenberg, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held one meeting in 1996.

     The Executive Committee, currently consisting of Messrs. Klein, Petty and Zell (Chairman), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 1996.

     The Board of Directors held five meetings in 1996. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

     The Company does not have a committee to nominate candidates for election to the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                          COMPENSATION AWARDS
                                                                          -------------------
                                        ANNUAL COMPENSATION           RESTRICTED       SECURITIES
                                    ----------------------------        STOCK          UNDERLYING       ALL OTHER
              NAME &                        SALARY        BONUS         AWARDS          OPTIONS        COMPENSATION
        PRINCIPAL POSITION          YEAR      ($)          ($)           ($)              (#)              ($)
        ------------------          ----    ------        -----       ----------       ----------      ------------
Rod Dammeyer......................  1996    325,000       82,265                         75,000            2,250(4)
  President & Chief                 1995    395,000      343,950                                          54,332
  Executive Officer                 1994    630,500(1)   656,250      2,520,000(2)      300,000          114,890

Robert W. Grubbs..................  1996    400,000      140,000                         90,000            2,250(4)
  President & Chief Executive       1995    300,000      313,200                         25,000(3)
  Officer -- Anixter Inc.           1994    275,000      220,000                         45,000            1,688

Dennis J. Letham..................  1996    250,000       90,000                         65,000            2,250(4)
  Senior Vice President -- Finance  1995    240,000      227,700                         11,000(3)         1,988
  of the Company and Anixter Inc.   1994    225,000      208,000                         33,000(3)         1,688

James E. Knox.....................  1996    340,000                                      45,000            2,250(4)
  Sr. V.P. Gen.                     1995    340,000                                                       29,136
  Counsel & Sec.                    1994    320,000                                      60,000           56,581

James M. Froisland................  1996    147,300       45,000                          5,000            1,846(4)
  Vice President -- Controller
  of the Company and Anixter,
  Inc.(5)

---------------
1. Salary shown for 1994 includes $5,500, paid by ANTEC Corporation, during period ending May 26, 1994 it was 53% owned by the Company, for Mr. Dammeyer's services as a director of ANTEC.

2. Value of 140,000 shares of Common Stock on date of grant, January 25, 1995, awarded for role in the sale of the Company's interest in Railcar Trust No. 1992-1 over the period 1993-94. The shares vest each December 31 beginning December 31, 1995 to the extent that they can vest without causing the application of the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code provided that any shares not vested by the third anniversary of the grant shall be vested at that time. Subject to forfeiture for nonvesting, grantee will be entitled to any dividends declared on the Company's stock. At the end of 1996 fiscal year, there were 66,800 unvested shares with a value of $1,185,700.

3. These options are for common stock of Anixter Inc., a subsidiary of the Company.

4. Contributions to employee savings plan.

5. Compensation since date of hire, February 19, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                                 -------------------------
                                 NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                 SECURITIES     OPTIONS                                    ASSUMED ANNUAL RATES OF
                                 UNDERLYING    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                                  OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE              OPTION TERM(1)
                                  GRANTED        FISCAL      BASE PRICE        OF       ------------------------------
NAME                                (#)           YEAR         ($/SH)      EXPIRATION       5%($)           10%($)
----                             ----------   ------------   -----------   ----------       -----           ------
Rod Dammeyer...................    75,000         5.6%         19.625        2-8-06         925,650        2,343,750
Robert W. Grubbs...............    90,000         6.7%         19.625        2-8-06       1,110,780        2,812,500
Dennis J. Letham...............    65,000         4.9%         19.625        2-8-06         802,230        2,031,250
James E. Knox..................    45,000         3.4%         19.625        2-8-06         555,390        1,406,250
James M. Froisland.............     5,000          .4%         19.625        2-8-06          61,710          156,250

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock prices.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                          VALUE OF
                                                              NUMBER OF SECURITIES       UNEXERCISED
                                                                   UNDERLYING           IN-THE-MONEY
                                                              UNEXERCISED OPTIONS        OPTIONS AT
                                     SHARES        VALUE          AT FY-END(#)            FY-END($)
                                   ACQUIRED ON    REALIZED        EXERCISABLE/          EXERCISABLE/
             NAME                  EXERCISE(#)      ($)          UNEXERCISABLE          UNEXERCISABLE
             ----                  -----------    --------       -------------          -------------
Rod Dammeyer...................           0             0          273,332/175,000    1,632,768/343,700
Robert W. Grubbs(1)............       5,500        56,375           34,666/163,334      355,327/506,174
Dennis J. Letham(1)............           0             0           23,333/120,667      239,163/430,887
James E. Knox..................           0             0           356,000/65,000     2,703,382/68,740
James M. Froisland.............           0             0                  0/5,000                  0/0

---------------
(1) Includes options for shares of Anixter Inc. and values include cash obtainable from previous phantom options upon exercise of these options.

                               PENSION PLAN TABLE

   ANNUAL                              ESTIMATED ANNUAL BENEFITS
REMUNERATION                   FOR MESSRS. GRUBBS, LETHAM AND FROISLAND
  ON WHICH                                 YEARS OF SERVICE
BENEFITS ARE   -------------------------------------------------------------------------
   BASED          5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
  $200,000     $12,000   $ 24,000   $ 36,000   $ 48,000   $ 60,000   $ 72,000   $ 72,000
   300,000      18,000     37,000     56,000     74,000     93,000    112,000    112,000
   400,000      25,000     50,000     75,000    100,000    125,000    150,000    150,000
   500,000      31,000     63,000     95,000    127,000    159,000    190,000    190,000
   600,000      38,000     76,000    114,000    153,000    191,000    229,000    229,000
   700,000      45,000     89,000    134,000    179,000    223,000    268,000    268,000
   800,000      51,000    102,000    153,000    205,000    256,000    307,000    307,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham and Froisland, who have 19, 4 and 1 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 1996 will be the salary shown in the summary compensation table for 1996 and the bonus shown in that table for 1995.

     In the case of Messrs. Dammeyer and Knox it has been agreed that they will receive annual straight life annuity amounts (which are not reduced for Social Security benefits) upon retirement at age 65 of $550,000 and $300,000, respectively, under the Company's funded and unfunded defined benefit pension plans. These annual amounts are reduced for service of less than 15 years in the same proportion as years of service bears to 15 years. Each has 11 years of service. It has been agreed that Mr. Knox's service will be increased by two years in certain circumstances.

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee directors annual retainers of $60,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director and fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons. Directors are reimbursed for any expenses they incur in attending meetings. The Company at its discretion may purchase, for its market value, Common Stock obtained pursuant to these stock units or warrants granted in prior years.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Dammeyer is employed pursuant to a contract which provides for the continuation of his employment through 2000 subject to earlier termination by either party on two years' notice. The agreement provides for an annual salary of $325,000, minimum annual incentive opportunities of 50% to 112.5% of salary, with a minimum target of 75% of salary, such long-term incentives as the Compensation Committee in its good faith judgment shall grant, and long-term disability and life insurance coverage based on a deemed salary of $625,000 per year. If Mr. Dammeyer's employment should be terminated by the Company prior to the expiration of the agreement or should thereafter terminate for any reason, he would be vested in his pension and life insurance policy benefits, and his stock options would be vested and exercisable for the periods of their full terms or two years, whichever is earlier. Mr. Dammeyer is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     The Company and Mr. Knox have an agreement that if his employment is terminated by the Company he will be paid compensation equal to two years at the rate of his target compensation at the time of the agreement ($495,000 per year) plus an amount equivalent to interest on that sum at a rate equal to the Company's average cost of borrowed funds, will be provided medical and term life insurance benefits for this period, and will be vested in his pension and life insurance policy benefits and his stock options, and will be provided an extended period for the exercise of those options. A reduction in Mr. Knox's salary in certain circumstances or his retirement after age 60 will trigger these benefits as well. Mr. Knox is permitted to engage in other business activities which do not interfere with the performance of his duties for the Company.

     A change-in-control of the Company as defined in the Company's unfunded supplementary defined benefit pension plan (generally the acquisition of more than 20% of the voting power of the Company's securities by a person not currently having such power) would vest the remainder of pensions provided by that plan for Messrs. Dammeyer and Knox. See "Executive Compensation--Pension Plan Table" for this and other contractual provisions relating to pensions.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Lord James Blyth, Sheli Rosenberg and Stuart Sloan were members of the Compensation Committee of the Board of Directors throughout 1996. In November 1996 Robert Fowler replaced Bernard Brennan as Chairman of the Committee.

     In 1996, the following relationships existed: Rod Dammeyer, President and Chief Executive of the Company, was a member of the Compensation Committee of the Board of Directors of IMC Global, Inc. and Mr. Fowler was an executive officer and director of that company; Mr. Dammeyer was a member of the Compensation Committee of the Board of Directors of Capsure Holdings Corp., and Samuel Zell, Chairman of the Company, was an executive officer and director of that company; Mr. Dammeyer was a member of the

Compensation Committees of the Board of Directors of Eagle Industries, Inc., and Falcon Buildings Products, Inc and Mr. Zell was a director and executive officer of those companies; Mr. Zell was a director of American Classic Voyages Co., and Mrs. Rosenberg was a director and executive officer of that company; Mr. Zell was a member of the Compensation Committee of the Board of Directors of Quality Food Centers, Inc. and Mr. Sloan was an executive officer and director of that company; and Messrs. Zell and Dammeyer and Mrs. Rosenberg also served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Mrs. Rosenberg, Mr. Dammeyer and/or Mr. Zell.

     The Company rents office space under leases expiring as late as 1998 from, and shares certain services with, affiliates or associates of Mr. Zell and Mrs. Rosenberg. The net amounts paid by the Company in 1996 for these matters were $2,892,000 for rent and improvements and $115,000 for other services. The Company believes that these transactions and allocations (which are based on usage) were at market rates or below.

     As part of its ongoing program to repurchase its shares, the Company has purchased and is continuing to purchase shares of its Common Stock from affiliates of Mr. Zell and Mrs. Rosenberg. In March 1996, the Company purchased 1,300,000 shares at $18.874 per share from these affiliates. The price was determined by an agreement executed in 1995 at a time when the base price, which was escalated at an annual factor of 6.5%, was below market. Other purchases from these affiliates have been and will be at market or the average price paid by the Company for shares purchased in the public market that day and are proportional in amount to the shares being purchased from others at that time. A total of 1,365,800 shares were purchased from these affiliates in 1996 for a total of $25,706,256.

     The Company is seeking the approval of the Small Business Administration of an agreement to sell its interest in a small business investment company and other related assets in a transaction in which an affiliate of Sam Zell and Rod Dammeyer would be a purchaser. If the transaction had closed on March 31, 1996, the purchase price would have been approximately $5.9 million, the net book value of these assets on that date. The actual purchase price will reflect events since that date and interest at the rate of seven percent per annum.

     The terms of the above transactions to the extent they involved more than $60,000 a year were determined for the Company by the Audit Committee of the Board of Directors.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses within the median of the range paid by others for comparable positions and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. While the Committee has from time to time reviewed the compensation practices of public companies (of all sizes and industries without limitation to the companies included in the published industry index used in the "Performance Graph"), the determination that current compensation of executive officers is consistent with this policy is subjective.

     The 1996 salary and bonus opportunity for the Chief Executive Officer were set by his employment agreement. His agreed salary was $325,000. His agreed bonus opportunity was 50% to 112.5% of base salary, with a target of 75%. The Committee determined at the beginning of 1996 that for 1996 this bonus would be determined 70% by the results of Anixter Inc., 15% by the results of ANTEC Corporation, and 15% by the monetization of specified assets.

     The Chief Executive Officer was awarded an incentive award of $82,265 for 1996. This represents 33.7% of his target bonus of 75% of his base salary. This award was attributable to the ANTEC and asset monetization financial objectives being achieved in part. The ANTEC component was determined by ANTEC's earnings and earnings in relation to revenues in 1996. The asset component was determined by the amount of assets held for sale which were monetized during 1996.

     The target annual bonus opportunities for 1996 for other executive officers were set at the beginning of the year at amounts, ranging from approximately 80% of salary for the highest paid to 40 to 50% for the lowest paid, in the same manner as the other components of compensation were determined as described above. A portion of the bonus opportunities of the other executive officers, ranging from 80% for the highest paid to 50% for the lowest paid, was determined by the achievement by Anixter Inc. of specified operating earnings and return on capital goals set at the beginning of the year. (60 to 70% of these amounts were determined by operating earnings and the balance by return on capital.) The balance of their bonuses was dependent on the achievement of specified qualitative goals. The financial objectives were not achieved in 1996. Although in the subjective opinion of the Committee, the qualitative goals were exceeded, the 1996 incentive awards to the executive officers were below target.

     The grants to executives of options to purchase stock were determined by taking a percentage of salary and dividing that amount by the value per option. The percentages were set in the same manner as other components of compensation. These percentages were not affected by previous grants.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual bonus awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner. Depending on the market value of the Common Stock and the level of their compensation on the vesting dates, a portion of the value of the restricted shares of Messrs. Dammeyer and Zell vesting in 1998 may be nondeductible because of this limitation.

Robert E. Fowler, Jr., Chairman
Lord James Blyth
Sheli Z. Rosenberg
Stuart Sloan

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a published industry index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                     1991              1992               1993         1994           1995           1996
Anixter Int'l      $100.00            $121.19            $148.35       $183.45        $197.36        $170.87
S & P 500          $100.00            $107.62            $118.46       $120.03        $165.13        $203.05
S & P Com. Equip   $100.00            $107.86            $103.76       $118.37        $177.15        $207.47

* ASSUMES $100 INVESTED AT END OF FIRST YEAR AND ANY DIVIDENDS REINVESTED.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 20, 1997, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options or warrants exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                                        OPTIONS
                                                                          AND
                                                                       WARRANTS
                                                        COMMON        FOR COMMON                   PERCENT
                                                        STOCK          STOCK(2)        TOTAL       OF CLASS
                                                        ------        ----------       -----       --------
Name of Beneficial Owner(1)
  Lord James Blyth..................................       3,909(7)       10,000         13,909      *
  Rod F. Dammeyer...................................     288,966         392,082        681,048     1.4  %(6)
  Robert E. Fowler, Jr..............................       3,909(7)       10,000         13,909      *
  F. Philip Handy...................................      85,909(3)(7)     90,000       175,909      *
  Melvyn N. Klein...................................      26,909(4)(7)     90,000       116,909      *
  John R. Petty.....................................       3,909(7)       50,000         53,909      *
  Sheli Z. Rosenberg................................      49,195(7)       30,000         79,195      *
  Stuart Sloan......................................       3,909(7)       10,000         13,909      *
  Thomas C. Theobald................................      19,909(7)       10,000         29,909      *
  Samuel Zell.......................................  10,359,608(5)      100,084     10,459,692(6)   22  %(6)
  Robert W. Grubbs(2)...............................       3,494          22,500         25,994      *
  Dennis J. Letham(2)...............................                      16,250         16,250      *
  James E. Knox.....................................      43,244         387,250        430,494      *
  James M. Froisland................................                       1,250          1,250      *
  All directors and executive officers as a group
  including the above-named persons(2)..............  10,905,176       1,223,666     12,128,842     24.9 %(6)

---------------

 * Percentage of shares beneficially owned does not exceed one percent of the class.

(1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2) Mr. Grubbs, Mr. Letham and all directors and executive officers as a group have shares or options exercisable within 60 days of the date of this table to purchase shares of Anixter Inc., totalling 61,340, 46,668, and 161,763, respectively, which represent in each case less than 1% of the stock of Anixter Inc.

(3) Includes 7,000 shares held in trust for Mr. Handy's child and of which Mr. Handy disclaims beneficial ownership.

(4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

(5) All but 140,000 of the shares of Common Stock shown in this table are owned by partnerships of which a trust of which Mr. Zell is the trustee and beneficiary is one of two general partners or managing general partners. (See "Security Ownership of Principal Stockholders" below.) Mr. Zell disclaims beneficial ownership of the shares of Common Stock held by these partnerships.

(6) All warrants and options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

(7) Includes 3,909 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 20, 1997 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

    TITLE                       NAME AND ADDRESS OF            AMOUNT AND NATURE OF            PERCENT
   OF CLASS                      BENEFICIAL OWNER              BENEFICIAL OWNERSHIP            OF CLASS
   --------                     -------------------            --------------------            --------
  Common              Riverside Partners                               7,420,234(1)             22.2%(5)
                      SZRL Investments                                 2,599,374(1)
                      Equity Holdings                                    200,000(1)
                      Robert H. and
                      Ann Lurie Trust                                    124,832(1)
                      Samuel Zell                                        240,084(1)
                      Two North Riverside Plaza
                      Suite 600
                      Chicago, Illinois 60606
  Common              TIG Partners, L.P.                               5,554,000(2)             11.7%
                      200 West Madison Street
                      Suite 3800
                      Chicago, Illinois 60606
  Common              Dietche & Field Advisers, Inc.                   6,064,165(3)             12.8%
                      437 Madison Avenue
                      New York, New York 10022
  Common              J.P. Morgan & Co.                                8,691,234(4)             18.3%
                      60 Wall Street
                      New York, New York 10260

---------------
(1) Riverside Partners, SZRL Investments and Equity Holdings are partnerships, the general partners or managing general partners of which are the Samuel Zell Revocable Trust and the Robert H. and Ann Lurie Trust. Samuel Zell is the beneficiary and trustee of the Samuel Zell Revocable Trust. Mrs. Lurie is the beneficiary and a co-trustee of the Robert H. and Ann Lurie Trust. As a result, Mr. Zell and Mrs. Lurie may be deemed to be the beneficial owners of the shares of Common Stock held by Riverside Partners, SZRL Investments and Equity Holdings. Mr. Zell and Mrs. Lurie disclaim beneficial ownership of the stock owned by Riverside Partners, SZRL Investments and Equity Holdings. The amounts shown include 100,084 shares obtainable within 60 days of the date of this table by the exercise of options by Mr. Zell. Substantially all of the shares owned by Riverside Partners, SZRL Investments and Equity Holdings are pledged to various financial institutions as collateral for loans to these entities. Under the various loan agreements, the pledgees cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(2) The general partner of TIG Partners, L.P. is PDA Corp. All of the issued and outstanding capital stock of PDA Corp. is owned by Nicholas J. Pritzker.

(3) According to a Schedule 13G, dated January 7, 1997, Dietche & Field Advisors, Inc. has only sole voting power for these shares.

(4) According to a Schedule 13G dated December 31, 1996, J.P. Morgan & Co. has sole power to vote 5,417,330 shares, shared power to vote 81,915 shares, sole power to dispose of 8,589,379 shares and shared power to dispose of 88,655 shares.

(5) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For a description of transactions between the Company and affiliates or associates of Samuel Zell, chairman and director, and Sheli Rosenberg, director, see "Compensation Committee Interlocks and Insider Participation."

     Mr. Knox, Senior Vice President, General Counsel and Secretary of the Company, was a partner in the law firm of Mayer, Brown & Platt until the end of 1996. Amounts paid in 1996 to Mayer, Brown & Platt for legal services for the Company were $222,000.

     In 1992, the Company loaned $98,000 to Mr. Grubbs, President and Chief Executive Officer of Anixter Inc. This loan is interest free and is payable on demand. As of January 3, 1997, the balance due on the loan was $48,000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the rules of the Securities and Exchange Commission, the Company is required to report, based upon its review of copies of reports to the Securities and Exchange Commission about ownership of and transactions in its stock furnished to the Company and written representations of its directors and officers about such ownership and transactions, that in 1996, a report required to be filed on a transaction in Common Stock by Thomas C. Theobald, director of the Company, was filed late due to a lost transmission.

                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young as independent auditors of the Company for 1997. Ernst & Young (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 3, 1997 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 1998 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 1, 1997

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James E. Knox

                                          JAMES E. KNOX, Secretary

                     PROXY SOLICITED BY AND ON BEHALF OF
                          THE BOARD OF DIRECTORS OF
                          ANIXTER INTERNATIONAL INC.

     The undersigned hereby appoints Rod F. Dammeyer, Dennis J. Letham and James
E. Knox and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 10:00 A.M., Central time, May 8, 1997, in the 19TH floor conference room at Two North Riverside Plaza, Chicago, Illinois, and at any adjournments thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.


           PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.

------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                               Please mark  [X]
                                                                                                               your votes as
                                                                                                               indicated in
                                                                                                               this example

                                                     FOR        WITHHOLD
                                                  ALL NOMINEES  AUTHORITY

1.  Election of the following nominees as directors:  [ ]         [ ]
    Lord James Blyth, Rod F. Dammeyer,
    Robert E. Fowler, Jr., Robert W. Grubbs Jr,
    F. Philip Handy, Melvyn N. Klein,
    John R. Petty, Sheli Z. Rosenberg,                                     2.  In their discretion, such other matters as properly
    Stuart M. Sloan, Thomas C. Theobald and                                    may come before the meeting or at any adjourn-
    Samuel Zell.                                                               ment(s) thereof.

Withhold for the following only:                                                          PLEASE CHECK BOX IF YOU           [ ]
(Instruction: Write the name of the nominee(s) from                                   INTEND TO BE PRESENT AT MEETING
whom you are withholding your vote in this space).
                                                                                          COMMENT/ADDRESS CHANGE            [ ]
                                                                                      Please mark this box if you have
                                                                                      written comments/address change
                                                                                           on the reverse side.

--------------------------------------------------
                                                                           Dated:                                        , 1997
                                                                                  ---------------------------------------

                                                                            ---------------------------------------------------
                                                                                      (Signature of Stockholder)


                                                                            ---------------------------------------------------
                                                                                      (Signature if held jointly)

                                                                            IMPORTANT:  Please date this proxy and sign exactly
                                                                            as your name appears hereon.  If stock is held jointly,
                                                                            both holders should sign.  Executors, administrators,
                                                                            trustees, guardians and others signing in a
                                                                            representative capacity should give full title.  PLEASE
                                                                            MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                                                                            USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE